Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Precision Strip, Inc. Retirement and Savings Plan

Minster, Ohio

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-147226) of Reliance Steel & Aluminum Co. of our report dated June 21, 2013, relating to the financial statements and supplemental schedule of assets (held at end of year) of the Precision Strip Inc. Retirement and Savings Plan which appear in this Form 11-K for the year ended December 31, 2012.

/s/ BDO USA, LLP

Los Angeles, California

June 21, 2013